UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 25, 2002

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Item 4. Changes in Registrant's Certifying Accountant

(b)     PricewaterhouseCoopers LLP

Portland General Electric Company (PGE) engaged PricewaterhouseCoopers LLP as its new independent accountants as of February 25, 2002. During the two most recent fiscal years and through February 5, 2002 (date of Arthur Andersen LLP's resignation as previously disclosed in PGE's Form 8-K dated February 5, 2002), neither PGE nor any one on behalf of PGE has consulted with PricewaterhouseCoopers LLP regarding (i) either the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on PGE's financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, with PGE's former accountant Arthur Anderson LLP. See Exhibit 99 attached to this Form 8-K for PGE's Press Release dated February 26, 2002.

Item 7. Financial Statements and Exhibits

  Exhibit

  Additional Exhibit

        PGE's Press Release dated February 26, 2002

EXHIBIT 99

FOR IMMEDIATE RELEASE                                     For more information, please contact:

February 26, 2002                                                             Kregg Arntson, PGE, 503-464-7695

PGE Hires PricewaterhouseCoopers as New Auditor

Portland, Ore. -- Portland General Electric (PGE) is pleased to announce that PricewaterhouseCoopers LLP will replace Arthur Andersen LLP as its new independent accountants effective Feb. 25, 2002. Andersen resigned as PGE's auditor on Feb. 5, 2002 citing independence issues related to recent events involving Enron Corp. (PGE's parent company).

"PricewaterhouseCoopers is a highly regarded accounting firm and we look forward to our engagement with an audit team that has an extensive background in the utility industry," said Jim Piro, PGE senior vice president of finance, chief financial officer and treasurer.

Piro noted that PricewaterhouseCoopers will begin work auditing PGE's 2001 financial results immediately. The local Arthur Andersen office has indicated it will cooperate with PGE and its new auditor to assure a smooth transition.

A Current Report on Form 8-K covering the engagement of PricewaterhouseCoopers as PGE auditors will be filed with the SEC today.

# # #

Portland General Electric (PGE) is a recognized leader in the utility industry with more than a century of experience delivering safe and reliable electricity. As a fully integrated electric utility, PGE serves more than 738,000 retail customers in northwest Oregon and wholesale customers throughout the western United States. To learn more, visit PGE on the Web at PortlandGeneral.com.

To learn more about PricewaterhouseCoopers, please visit pwcglobal.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

February 26, 2002	By:	/s/ James J. Piro
James J. Piro Senior Vice President Chief Financial Officer and Treasurer

February 26, 2002	By:	/s/ Kirk M. Stevens
Kirk M. Stevens Controller and Assistant Treasurer